UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2016 (September 14, 2016)

Global Indemnity plc

(Exact name of registrant as specified in its charter)

Ireland	001-34809	98-0664891
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25/28 North Wall Quay Dublin 1, Ireland	None
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 (0) 49 4891407

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2016, Global Indemnity plc (the “Company”) announced a proposal to change the ultimate holding company of the Global Indemnity group of companies from an entity incorporated in Ireland to an entity incorporated in the Cayman Islands (the “Redomestication”), with Global Indemnity Limited (“GI Cayman”) as the new Cayman Islands company that will become the ultimate parent holding company of the Global Indemnity group of companies. On July 15, 2016, the Company filed a definitive proxy statement (the “Proxy Statement”) in connection with the Redomestication, which set September 14, 2016 as the date of the shareholders’ meetings to vote on the Redomestication and related matters. The current directors of the Company will become the directors of GI Cayman if the Redomestication is effectuated. Upon occurrence of the Redomestication, the Company will become a direct, wholly-owned subsidiary of GI Cayman, and the current directors of the Company will become directors of GI Cayman, each for a term scheduled to expire upon the conclusion of the GI Cayman 2017 shareholders’ meeting. Accordingly, on September 18, 2016, six of the current directors (Joseph W. Brown, Raphael L. de Balmann, Seth J. Gersch, John H. Howes, Bruce Lederman and Cynthia Y. Valko) delivered to the Company his or her resignation, contingent on, and effective only if the Redomestication proceeds, at which time they will become directors of GI Cayman. The Redomestication is subject to receipt of necessary regulatory approvals, satisfaction of other conditions and sanctioning by the High Court of Ireland. Saul A. Fox will remain a director of the Company and will also become a director of GI Cayman if the Redomestication proceeds. The resignations will have no force or effect in the event the Redomestication is not undertaken for any reason.

Item 5.07. Submission of Matters to a Vote of Security Holders

On September 14, 2016, the Company held a special meeting (the “Scheme Meeting”) of the holders of its A ordinary shares and B ordinary shares (together, the “Shareholders”) and an extraordinary general meeting (the “Extraordinary Meeting” and, together with the Scheme Meeting, the “Meetings”) of its Shareholders. The proposals submitted to a vote of the Shareholders at the Meetings are described in detail in the Company’s Proxy Statement filed on July 15, 2016 (the “Proxy Statement”). In addition to the proposals described in the Proxy Statement, the Shareholders also voted to amend Proposal 3 by substituting “US$0.0001” for “US$0.001” where it appears in that resolution to appropriately reflect the par value of the Company’s ordinary shares, which is referred to as Proposal 2a below. All resolutions required to effectuate the Redomestication were approved by the requisite shareholder vote.

The final results of voting for each matter are as follows:

Scheme Meeting

Proposal 1: Scheme of Arrangement Proposal

	Votes For	Votes Against	Abstain	Broker non-votes
Scheme of Arrangement Proposal	14,788,718	962,352	978	—

Extraordinary Meeting

Proposal 1: EGM Scheme of Arrangement Proposal

	Votes For	Votes Against	Abstain	Broker non-votes
EGM Scheme of Arrangement Proposal	51,968,703	938,461	4,011	—

Proposal 2: Capital Reduction Proposal

	Votes For	Votes Against	Abstain	Broker non-votes
Capital Reduction Proposal	51,968,703	938,461	4,011	—

Proposal 2a: Amendment of Proposal 3

	Votes For	Votes Against	Abstain	Broker non-votes
Amendment of Proposal 3	51,968,703	938,461	4,011	—

Proposal 3: Share Acquisition Proposal

	Votes For	Votes Against	Abstain	Broker non-votes
Share Acquisition Proposal	51,987,600	919,564	4,011	—

Proposal 4: Directors’ Allotment Authority Proposal

	Votes For	Votes Against	Abstain	Broker non-votes
Directors’ Allotment Authority Proposal	51,968,703	938,461	4,011	—

Proposal 5: Ireland Reserve Application Proposal

	Votes For	Votes Against	Abstain	Broker non-votes
Ireland Reserve Application Proposal	51,971,436	938,761	978	—

Proposal 6: Ireland Memorandum Amendment Proposal

	Votes For	Votes Against	Abstain	Broker non-votes
Ireland Memorandum Amendment Proposal	51,968,403	938,761	4,011	—

Proposal 7: Ireland Articles Amendment Proposal

	Votes For	Votes Against	Abstain	Broker non-votes
Ireland Articles Amendment Proposal	51,968,130	938,761	4,284	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Indemnity plc

Date: September 20, 2016	By:	/s/ Thomas M. McGeehan
Name: Thomas M. McGeehan
Title: Chief Financial Officer